                                                                 EXHIBIT (14)(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Statement of Additional Information dated April 30, 1998 constituting part of this registration statement on Form N-14 of Van Kampen Real Estate Securities Fund (the "Registration Statement") of our report dated February 6, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of Van Kampen Real Estate Securities Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus and/or Statement of Additional Information dated April 30, 1998 which is also incorporated in the Registration Statement and to the reference to us under the heading "Other Service Providers" in the Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP
200 E. Randolph Drive
Chicago, Illinois 60601
November 2, 1998